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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1995, which appears on page 38 of the 1994 Annual Report to Shareholders of E.I. du Pont de Nemours and Company, which is incorporated by reference in E. I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103

July 27, 1995